Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Fourth Quarter 2024 Results

MIAMI, FL (February 18, 2025) – The Hackett Group, Inc. (NASDAQ: HCKT), an IP platform-based, Gen AI strategic consulting and executive advisory firm that enables Digital World Class® performance, today announced its financial results for the fourth quarter, which ended on December 27, 2024.

“We reported operating results that exceeded our revenue and adjusted earnings per share guidance while aggressively investing and growing our Gen AI related capabilities and revenues, respectively. More importantly, we will soon release AI XPLR version 3 which provides industry specific dynamic simulation of an enterprise’s Gen AI Solutions across front, mid and back-office areas along with the related multi-AI agent workflows required to build the solutions,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “With the acquisition of LeewayHertz, a highly recognized Gen AI implementation firm, we have now created an end-to-end Gen AI consulting and implementation capability, fully supported by our AI XPLR and ZBrain software platforms that fully supports our clients Gen AI journey. We believe this capability makes us a leading Gen AI consultancy firm with highly differentiated software platforms which should significantly improve services and licensing revenue growth prospects in this rapidly emerging area.”

Financial Highlights

•
Total revenue in the fourth quarter of 2024 was $79.2 million and revenue before reimbursements was $77.5 million, which exceeded the high end of our guidance. This compares to total revenue of $72.4 million and revenue before reimbursements of $71.2 million in the fourth quarter of the prior year.
•
GAAP diluted earnings per share was $0.12 in the fourth quarter of 2024, as compared to $0.28 in the fourth quarter of 2023. 2024 quarterly GAAP net income was impacted by non-cash compensation expense recognized in association with the stock price award program announced in September of $5.1 million, or $0.17 per diluted earnings per share. In addition, 2024 GAAP net income was also impacted by the LeewayHertz acquisition related non-cash compensation and related expenses of $2.3 million, or $0.06 per diluted earnings per share. 2023 GAAP net income includes a one-time legal settlement and related costs of $1.2M, or $0.03 per diluted earnings per share.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $0.47, exceeding the high end of our guidance, as compared to $0.39 in the fourth quarter of 2023. Adjusted financial information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.
•
Cash flow from operations was $20.6 million for the fourth quarter of 2024, as compared to $25.6 million in the fourth quarter of 2023.
•
As of December 27, 2024, the Company's cash balances were $16.4 million, with $13.0 million outstanding on the Company's credit facility. During the fourth quarter of 2024, the Company paid down $7.0 million of its debt balance. Additionally, during the quarter the Company repurchased 117 thousand shares of its stock at an average price of $30.95 for a total of $3.6 million. As of the end of the fourth quarter of 2024, the Company’s remaining share repurchase program authorization was $27.5 million.
•
At its most recent meeting, the Company’s Board of Directors authorized a 9% increase in its annual dividend from $0.44 to $0.48 per share, to be paid quarterly, and declared a quarterly dividend of $0.12 per share for its shareholders of record on March 21, 2025, to be paid on April 4, 2025.

Business Outlook for the First Quarter of 2025

Based on the Company’s current outlook:

•
The Company estimates total revenue before reimbursements for the first quarter of 2025 will be in the range of $75.0 million to $76.5 million.
•
The Company estimates adjusted diluted earnings per share for the first quarter of 2025 to be in the range of $0.39 and $0.41, assuming a GAAP effective tax rate of 22%.

Conference Call and Webcast Details

•
On Tuesday, February 18, 2025, senior management will discuss fourth quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: Fourth Quarter]. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, February 18, 2025 and will run through 5:00 P.M. ET on Tuesday, March 4, 2025. To access the rebroadcast, please dial (866) 363-3999. For International callers, please dial (203) 369-0203.

•
In addition, The Hackett Group®will also be webcasting this conference call live. To participate, simply visit https://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, February 18, 2025 and will run through 5:00 P.M. ET on Tuesday, March 4, 2025. To access the replay, visit www.thehackettgroup.com.

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which excluded non-cash stock-based compensation expense, acquisition-related non-cash stock-based compensation expense, legal settlement and related costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP. See the reconciliation of actual results titled “Reconciliation of GAAP to Non-GAAP Measures” in the accompanying tables.

The Company believes that the presentation of non-GAAP financial information on a forward-looking basis, including the guidance contained in this release, provides important supplemental information to management and investors regarding its anticipated results of operations. The Company is unable to provide a reconciliation of GAAP measures to corresponding forward-looking non-GAAP measures without unreasonable effort due to the high variability and low visibility of most of the items that have been excluded from these non-GAAP measures. For example, non-cash stock-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. In addition, the provision or benefit for income taxes is impacted by non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions. The effects of these reconciling items may be significant, as the items that are being excluded are difficult to predict.

About The Hackett Group®

The Hackett Group, Inc. (NASDAQ: HCKT) is an IP and platform-based, Gen AI strategic consulting and executive advisory firm that enables Digital World Class® performance. Using AI XPLRTM and ZBrainTM – our ideation through implementation platforms – our experienced professionals help organizations realize the power of Gen AI and achieve quantifiable, breakthrough results, allowing us to be key architects of their Gen AI journey. Our expertise is grounded in unparalleled best practice insights from benchmarking the world’s leading businesses – including 97% of the Dow Jones Industrials, 90% of the Fortune 100, 70% of the DAX 40 and 51% of the FTSE 100. Visit us at www.thehackettgroup.com.

The Hackett Group, quadrant logo, World Class Defined and Enabled, Quantum Leap, and Digital World Class are the registered marks of The Hackett Group.

Cautionary Statement Regarding “Forward-Looking” Statements

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements including without limitation, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” seeks,” “estimates,” or other similar phrases or variations of such words or similar expressions indicating, present or future anticipated or expected occurrences or outcomes are intended to identify such forward-looking statements. Forward-looking statements are not statements of historical fact and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that could impact such forward-looking statements include, among others, changes in worldwide and U.S. economic conditions that impact business confidence and the demand for our products and services, our ability to transition our capabilities to support generative artificial intelligence (AI)-related consulting services and solutions, our ability to effectively integrate acquisitions, including the Leeway acquisition, into our operations, our ability to manage joint ventures and successfully cooperate with our joint venture partners, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellation by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, the impact of the geopolitical conflict involving Russia and Ukraine and in the Middle East on our business and changes in general economic conditions, interest rates and our ability to obtain additional debt financing if needed as well as other risk detailed in The Hackett Group’s reports filed with the United States Securities and Exchange Commission. The Hackett Group does not undertake any duty to update this release or any forward-looking statements contained herein.

Page 4 of 8 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Twelve Months Ended
	December 27,	December 29,	December 27,	December 29,
	2024	2023	2024	2023
Revenue:
Revenue before reimbursements	$77,456	$71,167	$307,028	$291,273
Reimbursements	1,779	1,236	6,827	5,317
Total revenue	79,235	72,403	313,855	296,590

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $5,324 and $10,491 and $1,551 and $6,238 of non-cash stock based compensation expense in the three and twelve months ended December 27, 2024 and December 29, 2023, respectively)	46,209	41,901	183,792	174,891
Reimbursable expenses	1,779	1,236	6,827	5,317
Total cost of service	47,988	43,137	190,619	180,208

Selling, general and administrative costs (includes $4,928 and $9,033 and $1,243 and $4,486 of non-cash stock based compensation expense in the three and twelve months ended December 27, 2024 and December 29, 2023, respectively)	23,500	16,611	78,546	65,942
Legal settlement and related costs	-	1,178	102	1,178
Total costs and operating expenses	71,488	60,926	269,267	247,328

Operating income	7,747	11,477	44,588	49,262

Other expense, net:
Interest expense, net	(242)	(641)	(1,594)	(3,235)

Income before income taxes	7,505	10,836	42,994	46,027
Income tax expense	3,941	2,986	13,364	11,876
Net income	$3,564	$7,850	$29,630	$34,151

Basic net income per common share:
Income per common share	$0.13	$0.29	$1.08	$1.26
Weighted average common shares outstanding	27,556	27,242	27,560	27,170

Diluted net income per common share:
Income per common share	$0.12	$0.28	$1.05	$1.24
Weighted average common and common equivalent shares outstanding	28,604	27,912	28,091	27,637

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 27,	December 29,
	2024	2023
ASSETS
Current assets:
Cash	$16,366	$20,957
Accounts receivable and contract assets, net	57,079	52,113
Prepaid expenses and other current assets	2,901	2,368
Total current assets	76,346	75,438
Property and equipment, net	20,343	20,044
Other assets	350	285
Intangible assets	2,312	-
Goodwill	89,782	84,242
Operating lease right-of-use assets	2,744	1,419
Total assets	$191,877	$181,428

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,503	$7,557
Accrued expenses and other liabilities	30,789	26,801
Contract liabilities	11,118	12,087
Income tax payable	3,753	2,360
Operating lease liabilities	965	1,083
Total current liabilities	53,128	49,888
Long-term deferred tax liability, net	8,464	8,118
Long-term debt	12,734	32,711
Operating lease liabilities	1,977	631
Total liabilities	76,303	91,348

Shareholders' equity	115,574	90,080
Total liabilities and shareholders' equity	$191,877	$181,428

Page 6 of 8 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

SEGMENT PROFIT

(in thousands)

(unaudited)

	Quarter Ended		Twelve Months Ended
	December 27,	December 29,	December 27,	December 29,
	2024	2023	2024	2023
Global S&BT (1):
Total revenue (4)	$43,877	$42,162	$171,096	$171,927
Segment profit (5)	14,688	13,506	51,583	54,366
Oracle Solutions (2):
Total revenue (4)	$18,174	$18,998	$85,707	$77,772
Segment profit (5)	2,959	4,094	19,109	18,060
SAP Solutions (3):
Total revenue (4)	$17,184	$11,243	$57,052	$46,891
Segment profit (5)	6,910	3,439	18,743	11,925
Total Company:
Total revenue (4)	$79,235	$72,403	$313,855	$296,590

Total segment profit	$24,557	$21,039	$89,435	$84,351
Items not allocated to segment level (5):
Corporate general and administrative expenses	5,042	4,696	20,787	19,766
Non-cash stock based compensation expense	3,345	2,794	11,782	10,724
Stock price award program compensation expense	5,142	-	5,745	-
Acquisition-related cash compensation expense	349	-	390	-
Acquisition-related non-cash stock based compensation expense	1,765	-	1,997	-
Acquisition-related costs	72	-	125	-
Legal settlement and related costs	-	1,178	102	1,178
Depreciation expense	947	894	3,771	3,421
Amortization expense	148	-	148	-
Interest expense, net	242	641	1,594	3,235
Income before taxes	$7,505	$10,836	$42,994	$46,027

(1) Global S&BT includes the results of our strategic businesses consulting practices, including Strategy and Business Transformation Consulting, Benchmarking, Business Advisory Services, IP as-a-Service and OneStream.

(2) Oracle Solutions includes the results of our EPM/ERP and AMS practices.
(3) SAP Solutions includes the results of our SAP applications and related SAP service offerings.
(4) Total revenue includes reimbursable expenses, which are project travel-related expenses passed through to a client with no associated operating margin.

(5) Segment profits consist of the revenue generated by the segment, less the direct costs of revenue and selling, general and administrative expenses that are incurred directly by the segment. Items not allocated to the segment level include corporate costs related to administrative functions that are performed in a centralized manner that are not attributable to a particular segment. Items not allocated to the segment level include corporate general and administrative expenses, non-cash stock based compensation expense, acquisition related cash and non-cash stock based compensation expense, depreciation expense, legal settlement and related costs, interest expense and foreign currency gains and losses. Corporate general and administrative expenses primarily include costs related to business support functions including accounting and finance, human resources, legal, information technology and office administration. Corporate general and administrative expenses exclude one-time, non-recurring expenses and benefits.

Page 7 of 8 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Twelve Months Ended
	December 27,	December 29,	December 27,	December 29,
	2024	2023	2024	2023
GAAP NET INCOME	$3,564	$7,850	$29,630	$34,151
Adjustments (1):
Non-cash stock based compensation expense (2)	3,345	2,794	11,782	10,714
Stock price award program compensation expense (2)(3)	5,142	-	5,745	-
Acquisition-related cash compensation expense (4)	349	-	390	-
Acquisition-related non-cash stock based compensation expense (4)	1,765	-	1,997	10
Acquisition-related costs	72	-	125	-
Amortization expense	148	-	148	-
Legal settlement and related costs	-	1,178	102	1,178
ADJUSTED NET INCOME BEFORE INCOME TAXES ON ADJUSTMENTS (1)	14,385	11,822	49,919	46,053
Tax effect of adjustments above (5)	819	996	2,641	3,089
ADJUSTED NET INCOME (1)	$13,566	$10,826	$47,278	$42,964

GAAP diluted net income per common share	$0.12	$0.28	$1.05	$1.24
Adjusted diluted net income per common share (1)	$0.47	$0.39	$1.68	$1.55
Weighted average common and common equivalent shares outstanding	28,604	27,912	28,091	27,637

(1) The Company provides adjusted earnings results (which excludes non-cash stock based compensation expense, stock price appreciation equity program compensation expense, acquisition-related cash and non-cash stock based compensation expense, acquisition related costs and legal settlement and related costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP.

(2) Non-cash stock based compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Company excludes non-cash stock based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share. The Company believes that non-GAAP measures of profitability, which exclude non-cash stock based compensation expense, are widely used by investors.

(3) The stock price award program compensation expense relates to equity awards that were granted with certain market share price hurdles and service conditions to meet before they are vested. The market price hurdles include twenty consecutive trading days of equal to or greater than $30, $40 and $50 per share price. As of December 27, 2024, the first market condition has been met, however the shares have not vested and are included in the Company's dilutive shares outstanding for the quarter. As of December 27, 2024, the second and third market conditions had not been met and as such the shares have not vested and are not included in the Company's basic or dilutive shares outstanding. Non-cash compensation of $5.1 million and $5.7 million was recorded in the fourth quarter and twelve months of 2024, respectively.

(4) The Company incurs cash and non-cash stock based compensation expense for acquisition related consideration that is recognized over time under GAAP. The Company believes excluding these amounts more consistently presents its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock based compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(5) The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item. The impact of all of the non-cash stock based compensation expense was $0.7 million and $2.4 million the fourth quarter and twelve months of 2024, respectively, and $0.7 million and $2.8 million in the same periods of 2023, respectively. The impact of acquisition related cash compensation expense was $91 thousand and $102 thousand in the fourth quarter and twelve month period of 2024, respectively. The impact of the acquisition related costs were $19 thousand and $33 thousand in the fourth quarter and twelve month period of 2024, respectively. The impact of the legal settlement and related costs were $27 thousand in the twelve months of 2024 and $0.3 million in both the fourth quarter and twelve months of 2023. The impact of the amortization expense was $39 thousand in both the fourth quarter and twelve months of 2024.

Page 8 of 8 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	December 27,	September 28,	December 29,
	2024	2024	2023
Segment Total Revenue and Revenue Before Reimbursements (in thousands):
Global S&BT:
Total revenue	$43,877	$44,065	$42,162
Reimbursements	670	813	566
Revenue before reimbursements	$43,207	$43,252	$41,596

Oracle Solutions:
Total revenue	$18,174	$22,759	$18,998
Reimbursements	766	921	556
Revenue before reimbursements	$17,408	$21,838	$18,442

SAP Solutions:
Total revenue	$17,184	$12,953	$11,243
Reimbursements	343	94	114
Revenue before reimbursements	$16,841	$12,859	$11,129

Total segment revenue:
Total revenue	$79,235	$79,777	$72,403
Reimbursements	1,779	1,828	1,236
Revenue before reimbursements	$77,456	$77,949	$71,167

Revenue Concentration:
(% of total revenue)
Top customer	8%	13%	7%
Top 5 customers	21%	24%	18%
Top 10 customers	29%	33%	27%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,284	1,262	1,168
Total headcount	1,553	1,534	1,416
Days sales outstanding (DSO)	66	70	65
Cash provided by operating activities (in thousands)	$20,640	$10,578	$25,587
Depreciation (in thousands)	$947	$940	$894
Amortization (in thousands)	$148	$-	$-
Capital expenditures (in thousands)	$1,018	$1,229	$898

Remaining Plan authorization:
Shares purchased (in thousands)	117	65	-
Cost of shares repurchased (in thousands)	$3,630	$1,737	$—
Average price per share of shares purchased	$30.95	$26.77	$—
Remaining Plan authorization (in thousands)	$27,516	$11,146	$13,938

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	-	6	3
Cost of shares purchased (in thousands)	$-	$145	$71
Average price per share of shares purchased	$-	$25.42	$23.08